Exhibit 10.1

METALS USA, INC.

2002 LONG-TERM INCENTIVE PLAN

1.                                       PURPOSE.  The purpose of this 2002 Long-Tem incentive Plan (the “Plan”) of Metals USA, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward executive officers, other key employees, directors and consultants of and service providers to the Company and its subsidiaries, and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s stockholders.

2.                                       DEFINITIONS.  The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Performance Shares, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents and Other Stock-Based Awards are set forth in Section 6 of the Plan.  Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” For purposes of the Plan, the following additional terms shall be defined as set forth below:

(a)                                  “Award Agreement” means any written agreement, contract, notice or other instrument or document evidencing an Award.

(b)                                 “Beneficiary” shall mean the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 A “Change in Control” shall be deemed to have occurred if:

(i)                                     any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the total voting power of the Company’s then outstanding voting securities, excluding the Company or an employee benefit plan of the Company and any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (1) of clause (iii) below or who becomes a Beneficial Owner pursuant to the Reorganization Plan;

(ii)                                  the following individuals cease for any reason to constitute a majority of the number of directors then serving:  individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election, or nomination for election was previously so approved or recommended;

(iii)                               there is consummated a merger or consolidation of the Company with any other corporation other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(iv)                              the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended from time to time.  References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

(f)                                    “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.  Any such Committee that is authorized to grant Awards to Participants subject to Section 16 of the Exchange Act (a “Section 16 Committee”) shall, to the extent necessary to comply with Rule 16b-3, be comprised of two or more “nonemployee directors” within the meaning of Rule 16b-3 or shall constitute the entire Board, and any such Committee that is authorized to grant Awards to executive officers of the Company (which may or may not be the same Committee as the Section 16 Committee) shall, to the extent necessary to comply with Section 162(m) of the Code, be comprised of two or more “outside directors” within the meaning of Section 162(m); provided, however, that no director who is also an employee of the Company may sit on any Committee (other than the full Board when it is sitting as the Section 16 Committee).

(g)                                 “Disability” means:  (a) in the case of a Participant whose employment with is subject to the terms of an employment agreement, which agreement includes a definition of “Disability,” the term “Disability” as used in this Plan or any Award Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; or (b) the term “Disability” as used in the long-term disability plan, if any; or (c) if there is no such plan, the term “Disability” as used in this Plan or any Award

Agreement shall mean a physical or mental infirmity which impairs the Participant’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

(h)                                 Effective Date means the effective date for the Reorganization Plan (as defined in the Reorganization Plan).

(i)                                     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.  References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

(j)                                     “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee, PROVIDED, HOWEVER, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as reported in the WALL STREET JOURNAL (or other reporting service approved by the Committee).

(k)                                  “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(l)                                     “Nonqualified Stock Option” means an Option that is not an ISO.

(m)                               “Participant” means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

(n)                                 “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include:  (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(o)                                 “Reorganization Plan” means the plan of reorganization for the Company and certain of its subsidiaries and affiliates dated September 18, 2002 which was confirmed pursuant to an order of the Bankruptcy Court dated October 18, 2002.

(p)                                 “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(q)                                 “Stock” means the Common Stock, $.01 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4.

(r)                                    “Ten-Percent Stockholder” means a Participant, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a “parent” or “subsidiary” (as such terms are defined in Section 6(b)(3) hereof).

3.                                       ADMINISTRATION.

(a)                                  AUTHORITY OF THE COMMITTEE.  The Plan shall be administered by the Committee.  The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)                                     to select persons to whom Awards may be granted;

(ii)                                  to determine the type or types of Awards to be granted to each such person;

(iii)                               to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 7(e) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)                              to determine whether, to what extent and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(v)                                 to determine whether, to what extent and under what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Participant;

(vi)                              to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)                           to adopt, amend, suspend, waive and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(viii)                        to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

(ix)                                to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b)                                 MANNER OF EXERCISE OF COMMITTEE AUTHORITY.  Unless authority is specifically reserved to the Board under the terms of the Plan, the Company’s Certificate of incorporation or Bylaws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan.  Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action.  If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter by modified by the Committee (subject to Section 8(e)).  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, if applicable, and other applicable law.

(c)                                  LIMITATION OF LIABILITY.  Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan.  No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4.                                       STOCK SUBJECT TO PLAN.

(a)                                  AMOUNT OF STOCK RESERVED.  The total amount of Stock that may be delivered pursuant to Awards granted under the Plan shall not exceed 2,015,000 shares of Stock.  Notwithstanding the foregoing, the number of shares that may be delivered upon the exercise of ISOs shall not exceed 2,015,000, subject in each case to adjustment as provided in Section 4(c), and the number of shares that may be delivered as Restricted Stock and Deferred Stock (other than pursuant to an Award granted under Section 7(e)) shall not in the aggregate exceed 2,015,000, provided, however, that shares subject to Options, Restricted Stock (including Performance Shares) or Deferred Stock Awards shall not be deemed delivered if such Awards are forfeited, expire or otherwise terminate without delivery of shares to the Participant.  To the extent that an Award is only to be paid in cash or is paid in cash, any shares of Stock subject to such Award shall again be available for the grant of an Award.  Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for a Participant’s account.

(b)                                 ANNUAL PER-PARTICIPANT LIMITATIONS.  During any calendar year, no Participant may be granted Awards that may be settled by delivery of more than 500,000 shares of Stock, subject to adjustment as provided in Section 4(c).  In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of Award.  This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation.

(c)                                  ADJUSTMENTS.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including shares reserved for the ISOs and Restricted and Deferred Stock, (ii) the number and kind of shares of Stock specified in the Annual Per-Participant Limitations under Section 4(b), (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iv) the number and kind of shares that may be issued in respect of other outstanding Awards and (v) the exercise price, grant price or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award).  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.  The foregoing notwithstanding, no adjustments shall be authorized under this Section 4(c) with respect to ISOs or SARs in tandem therewith to the extent that such authority would cause the Plan to fail to comply with Section 422(b)(I) of the Code, and no such adjustment shall be authorized with respect to Options, SARs or other Awards subject to Section 7(e) to the extent that such authority would cause such Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m)(4)(C) of the Code.

5.                                       ELIGIBILITY.  Executive officers, other key employees of the Company and its subsidiaries and the Company’s directors,, and persons who provide consulting or other services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted Awards under the Plan.  In addition, a person who has been offered employment by the Company or its subsidiaries is eligible to be granted an Award under the Plan, provided that such Award shall be cancelled if such person fails to commence such employment, and no payment of value may be made in connection with such Award until such person has commenced such employment.

6.                                       SPECIFIC TERMS OF AWARDS.

(a)                                  GENERAL.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant.  Except as provided in Section 6(f), 6(h), or 7(a), or to the extent required to comply with requirements of the Delaware General Corporation Law that lawful consideration be paid for Stock, only services may be required as consideration for the grant (but not the exercise) of any Award.

(b)                                 OPTIONS.  The Committee is authorized to grant Options (including “reload” options automatically granted to offset specified exercises of Options) on the following terms and conditions (“Options”):

(i)                                     EXERCISE PRICE.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that, that, except as provided in Section 7(a), such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option, and further PROVIDED, that the exercise price per share shall not be less than 110% of the Fair Market Value on the date of grant in the case of an ISO granted to a Ten-Percent Stockholder.

(ii)                                  TIME AND METHOD OF EXERCISE.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

(iii)                               ISOS.  The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date of the Plan.  An ISO shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an ISO granted to a Ten-Percent Stockholder).  An Option shall be treated as an ISO only to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares with respect to which all ISOs held by a Participant (under the Plan and all other plans of the Company, its “parent corporation” or “subsidiary corporation” (as such terms are defined under Sections 424(e) and 424(f) of the Code, respectively)), become exercisable for the first time during any calendar year does not exceed $100,000.  This limitation shall be applied by taking Options into account in the order in which they were granted.  To the extent this limitation is exceeded, an Option shall be treated as a Nonqualified Stock Option regardless of its designation as an ISO. Should any ISO remain exercisable after three months after employment terminates for any reason other than Disability or death, or after one year if employment terminates due to Disability, the Option shall immediately be converted to a Nonqualified Stock Option.  In order to obtain the benefits of an ISO under the Code, no sale or other disposition may be made of any shares upon exercise of such Option until the later of one year from the date of transfer of the shares acquired pursuant to the exercise of the Option, or two years from the grant date of the Option.  The Company shall have no liability in the event it is determined that any Option intended to be an ISO fails to qualify as such, whether such failure is a result of a disqualifying disposition or the terms of this Plan or any governing Agreement.

(iv)                              TERMINATION OF EMPLOYMENT OR OTHER SERVICE.  Unless otherwise determined by the Committee, upon termination of a Participant’s employment or other service with the Company and its subsidiaries, such Participant may exercise any Options during the three-month period following such termination of employment or other service, but only to the extent such Option was exercisable immediately prior to such termination of employment.  Notwithstanding the foregoing, if the Committee determines that such termination is for cause, all Options held by the Participant shall terminate as of the termination of employment or other service.

(c)                                  STOCK APPRECIATION RIGHTS.  The Committee is authorized to grant SARS on the following terms and conditions (“SARs”):

(i)                                     RIGHT TO PAYMENT.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

(ii)                                  OTHER TERMS.  The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.  Limited SARS that may only be exercised upon the occurrence of a Change in Control may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine.  Limited SARs may be either freestanding or in tandem with other Awards.

(d)                                 RESTRICTED STOCK.  The Committee is authorized to grant Restricted Stock on the following terms and conditions (“Restricted Stock”), including those with respect to which the restrictions lapse upon the achievement of performance goals under Section 7(e) hereof (“Performance Shares”):

(i)                                     GRANT AND RESTRICTIONS.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including those set forth in Section 7(e)), in such installments, or otherwise, as the Committee may determine.  Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock or Performance Shares, a Participant granted Restricted Stock or Performance Shares shall have all of the rights of a stockholder including, without limitation, the right to vote the Restricted Stock or Performance Shares, and the right to receive dividends thereon.

(ii)                                  FORFEITURE.  Except as otherwise determined by the Committee, upon termination of employment or other service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock and Performance Shares that are at that time subject to restrictions shall be forfeited and reacquired by the Company; PROVIDED, HOWEVER, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes; provided, however, that no such determinations shall be made with respect to an Award of Performance Shares after the grant thereof if the Committee’s discretion to make such determination shall result in the Award not being qualified as performance-based pursuant to Section 7(e) hereof and Section 162(m) of the Code.

(iii)                               CERTIFICATES FOR STOCK.  Restricted Stock and Performance Shares granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates representing Restricted Stock and Performance Shares are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company may retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock or Performance Shares.

(iv)                              DIVIDENDS.  Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect.  Stock distributed in connection with a Stack split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.  An Award of Performance Shares shall provide that Dividends shall only be payable with respect to such Award at such time and under such conditions that payment thereof will not cause the Award or payment of the Dividends to qualify as performance-based compensation pursuant to Section 7(e) hereof and Section 162(m) of the Code.

(e)                                  DEFERRED STOCK.  The Committee is authorized to grant Deferred Stock subject to the following terms and conditions (“Deferred Stock”):

(i)                                     AWARD AND RESTRICTIONS.  Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the

Committee (or, if permitted by the Committee, as elected by the Participant).  In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine.  Subject to any rules that may be established by the Board with respect to compensation for directors who are not also employees, such directors may be permitted to defer shares of Stock in lieu of receipt of payment of fees or shares to which they may be entitled for service as directors.

(ii)                                  FORFEITURE.  Except as otherwise determined by the Committee, upon termination of employment or other service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; PROVIDED, HOWEVER, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stack will be waived in whole or in part in the event of termination resulting from specified causes.

(f)                                    BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS.  The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.  Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.  Subject to any rules that may be established by the Board with respect to compensation for directors who are not also employees, such directors may be permitted to elect to receive shares of Stock in lieu of receipt of payment of fees to which they may be entitled for service as directors.

(g)                                 DIVIDEND EQUIVALENTS.  The Committee is authorized to grant Dividend Equivalents entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock (“Dividend Equivalents”).  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award.  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h)                                 OTHER STOCK-BASED AWARDS.  The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries (“Other Stock Based Awards”).  The Committee shall determine the terms and conditions of such Awards.  Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(h)

shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.  Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(h).

7.                                       CERTAIN PROVISIONS APPLICABLE TO AWARDS

(a)                                  STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary.  Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b)                                 TERM OF AWARDS.  The term of each Award shall be for such period as may be determined by the Committee; PROVIDED, HOWEVER, that in no event shall the term of any Award exceed a period of ten years from the date of its grant (or, the case of any ISO or SAR granted in tandem therewith, such shorter period as may be applicable under Section 422 of the Code).

(c)                                  FORM OF PAYMENT UNDER AWARDS.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis.  Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

(d)                                 LOAN PROVISIONS.  With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award.  Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, must be full recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.  Notwithstanding the foregoing, the Company shall not make any loans to any director or executive officer of the Company.

(e)                                  PERFORMANCE-BASED AWARDS.  The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(e), in order to qualify such Award as “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder.  The performance objectives for an Award subject to this Section 7(e) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 7(e).  Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code.  Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(e) shall be selected exclusively from among the following:

(1)                                  Annual return on capital;

(2)                                  Net earnings;

(3)                                  Annual earnings per share;

(4)                                  Annual cash flow provided by operations;

(5)                                  Changes in annual revenues;

(6)                                  Earnings before interest, taxes, depreciation and amortization (“EBITDA”);

(7)                                  Funds from operations;

(8)                                  Funds from operations per share;

(9)                                  Operating income;

(10)                            Pre or after tax income;

(11)                            Cash available for distribution;

(12)                            Cash available for distribution per share;

(13)                            Return on equity;

(14)                            Return on assets;

(15)                            Share price performance;

(16)                            Improvements in the Company’s attainment of expense levels;

(17)                            Implementation or completion of critical projects;

(18)                            Improvement in cash-flow or (before or after tax).earnings and/or

(19)                            Attainment of strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration,

geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels.  Achievement of performance objectives with respect to such Awards shall be measured over a period of not less than one year nor more than five years, as the Committee may specify.  Performance objectives may differ for such Awards to different Participants.  The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award.  The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(e), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion.  All determinations by the Committee as to the achievement of performance objectives shall be in writing.  The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(e).

(f)                                    ACCELERATION UPON A CHANGE OF CONTROL.  Notwithstanding anything contained herein to the contrary, unless otherwise provided by the Committee in an Award Agreement, all conditions and restrictions relating to an Award, including limitations on exercisability, risks of forfeiture and conditions and restrictions requiring the continued performance of services or the achievement of performance objectives with respect to the exercisability or settlement of such Award, shall immediately lapse upon a Change in Control.

8.                                       GENERAL PROVISIONS.

(a)                                  COMPLIANCE WITH LAWS AND OBLIGATIONS.  The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full.  Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(b)                                 LIMITATIONS ON TRANSFERABILITY.  No Option shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an ISO, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative.  Notwithstanding the foregoing, the Committee may set forth in the Agreement evidencing an Option (other than an ISO) at the time of grant or thereafter, that the Option may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners, and for purposes of this Plan, a transferee of an

Option shall be deemed to be the Participant.  For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren.  The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant.  Until all restrictions upon the shares of Restricted Stock or any other Award awarded to a Participant shall have lapsed or such other Awards shall have vested, shares subject to such Awards shall not be sold, transferred or otherwise disposed of, shall not be pledged or otherwise hypothecated., and shall not be subject to the claims of creditors.

(c)                                  NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE.  Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee’s employment or other person’s service at any time.

(d)                                 TAXES.  The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.

(e)                                  CHANGES TO THE PLAN AND AWARDS.  The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; PROVIDED, HOWEVER, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him.  The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; PROVIDED, HOWEVER, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award.  Notwithstanding this Section 8(e) or any other provision of the Plan, no Option granted hereunder may be “repriced” at a lower exercise price, and no modification or amendment of any outstanding Option (including the cancellation of such Option for a new Option at a lower exercise price) is permitted hereunder if such modification or amendment would qualify as a “repricing.”

(f)                                    NO RIGHTS TO AWARDS; NO STOCKHOLDER RIGHTS.  No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.  No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

(g)                                 UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; PROVIDED, HOWEVER, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which Trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)                                 NONEXCLUSIVITY OF THE PLAN.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i)                                     NO FRACTIONAL SHARES.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)                                     COMPLIANCE WITH CODE SECTION 162(M).  It is the intent of the Company that employee Options, SARs and other Awards designated as Awards subject to Section 7(e) shall constitute “qualified performance-based compensation” within the meaning of Code Section 162(m).  Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives.

(k)                                  GOVERNING LAW.  The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

(l)                                     EFFECTIVE DATE; PLAN TERMINATION.  This Plan shall become effective on the Effective Date of the Reorganization Plan.  Stockholder approval of the Plan shall be obtained through the vote on the Reorganization Plan followed by entry of an order confirming the Reorganization Plan.  The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date and no Award may be granted thereafter; provided, however, that the Board shall have the right to earlier terminate the Plan provided that no such termination shall:  (i) impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, or (ii) deprive any Participant of any Shares which he or she may have acquired through or as a result of the Plan.